Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-227753) pertaining to stock option plans and Registration Statements (Form F-3 No. 333-209037, No. 333-195124, and No. 333-220644), of Can-Fite Biopharma Ltd. and in the related Prospectus of our report dated March 27, 2020 with respect to the consolidated financial statements of Can-Fite Biopharma Ltd. and its subsidiaries, included in this Annual Report (Form 20-F) for the year ended December 31, 2019.

Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
Kost Forer Gabbay & Kasierer
March 27, 2020	A Member of Ernst & Young Global